                                  EXHIBIT "D"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

No. WCS-1

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                        MICROELECTRONIC PACKAGING, INC.

                           Void after April 24, 2003


          This certifies that, for valid and good consideration, 2 (the "Holder") is entitled, subject to the terms set forth below, to purchase from Microelectronic Packaging, Inc. (the "Company"), a California corporation, the number of shares of the Common Stock of the Company, as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to determination and adjustment as provided below.

          1.  Term of Warrant.  Subject to the terms and conditions set forth
              ---------------
herein, this Warrant shall be exercisable, in whole or in part, at any time or from time to time on or after April 24, 1998. This Warrant shall expire at 5:00 p.m., Pacific Standard Time, on April 24, 2003 without any action on the part of any party (the "Expiration Date").

          2.  Exercise Price.  The exercise price at which this Warrant may be
              --------------
exercised shall be $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof (the "Exercise Price"), payable either by cash or check or by net exercise pursuant to Section 4.d.

          3.  Number of Shares.  The Holder is entitled, subject to the
              ----------------
provisions of this Warrant, to purchase from the Company an aggregate of 3 fully paid and nonassessable shares of Common Stock of the Company (subject to adjustment as provided herein) (the "Warrant Shares").

          4.  Exercise of Warrant.
              -------------------

               a. Subject to the terms and conditions set forth herein, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, and such exercise shall be effected by the surrender of this Warrant, the Notice of Paid Exercise annexed hereto and upon payment of the Exercise Price in cash or by check.

               b. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

               c. Upon any partial exercise of this Warrant, there shall be issued to the Holder hereof a new Warrant certificate in respect of the Warrant Shares as to which the Warrant Shares evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of Warrant Shares as were purchasable upon exercise of this Warrant evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in this Warrant. This Warrant certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in this Warrant.

               d. In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Net Exercise annexed hereto in which event the Company shall issue to Holder a number of shares of the Company's Common Stock, computed using the following formula:

     Where X - The number of shares of Common Stock to be issued to Holder.

                     X= (Y)(A-B)
                        --------
                           A

               Y - The number of shares of Common Stock covered by this Warrant to be canceled pursuant to such exercise under this Warrant.

               A - The fair market value of one share of the Company's Common Stock,

               B - Exercise Price (as adjusted to the date of such calculations).

          For purposes of this Section 4.d., the fair market value of one share of the Company's Common Stock as of any date shall be determined as follows:

                        (1) if such stock is then quoted on the Nasdaq Stock Market, American Stock Exchange or New York Stock Exchange, its average closing price on such market or exchange calculated over the 30 trading days immediately preceding the date of determination, as reported in The Wall Street Journal;
                                                    -----------------------

                        (2) if such stock is publicly traded and is then listed on a national securities exchange, its average closing price calculated over the 30 trading days immediately preceding the date of determination on the principal national securities exchange on which the stock is listed or admitted to trading as reported in The Wall Street Journal;
               -----------------------

                        (3) if such stock is publicly traded, but is not quoted on the Nasdaq Stock Market nor listed or admitted to trading on a national securities exchange, the mean of the average closing bid and asked prices calculated over the 30 trading days immediately preceding the date of determination as reported in The Wall Street Journal (or, if not so reported, as
                             -----------------------
otherwise reported by any newspaper or other source as the Board of Directors of the Company may determine in good faith); or

                        (4) if none of the foregoing is applicable, as determined by the Board of Directors of the Company in good faith; provided, however, that if Transpac (as defined below), acting as agent for the Warrant Holders (as defined below), objects to such determination, then as determined by an investment banker or accountant mutually acceptable to the Company and Transpac (as defined below), with the costs of such appraisal to be borne by Transpac (as defined below).

          If the Company's Common Stock is not publicly traded, the Board of Directors of the Company shall inform the Warrant Holders (as defined below) of its good faith determination of the fair market value of such Common Stock upon the written request of any Warrant Holder (as defined below).

                e. The Company hereby represents and covenants that the Warrant Shares (or other securities) received upon exercise of this Warrant are and will be listed, admitted to trading or authorized for quotation on any stock market or securities exchange upon which the Common Stock or any other securities of the Company are then listed, admitted to trading or authorized for quotation.

          5.  No Fractional Shares or Scrip.  No fractional shares or scrip
              -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          6.  No Rights of Shareholder.  The Holder shall not be entitled to
              ------------------------
vote or receive dividends or be deemed the holder of Common Stock or any other securities of the

Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

          7.  Transfer of Warrant.
              -------------------

              a.       Warrant Register.  The Company will maintain a register
                       ----------------
(the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

              b.       Non-transferability and Non-Negotiability of Warrant.
                       ----------------------------------------------------
This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). Any Holder of this Warrant or Warrant Shares (i) that is a partnership or like organization may distribute or transfer all or any portion of such securities to its partners or affiliated entities, or (ii) that is a corporation or other entity may distribute or transfer all or any portion of such securities to its subsidiaries or its parent company or entity, and, in each case, shall not be obligated to provide the Company with any securities laws opinion of counsel with respect to such distribution or transfer.

              c.      Compliance with Securities Laws.
                      -------------------------------

                      (1) Authorization. Holder has full power and authority to
                          -------------
enter into this Warrant, and such Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                      (2) Purchase Entirely for Own Account. This Warrant has
                          ---------------------------------
been purchased by the Holder for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to any person with respect to this Warrant or underlying shares of Common Stock.

                      (3) Disclosure of Information. Such Holder acknowledges
                          -------------------------
that it has received all the information that it has requested in connection with the purchase of this Warrant, including the Company's filings with the Securities and Exchange Commission.

Holder further represents that it has had an opportunity to ask questions and receive answers from the Company, as well as to consult its own legal, tax and other advisors, regarding the information provided and the terms and conditions of the offering of this Warrant. Holder represents and warrants that it is prepared to lose its entire interest in this Warrant and the underlying shares of Common Stock and has not relied on the Company or any of the Company's advisors in determining whether to make this investment in the Company.

                      (4) Investment Experience. Holder acknowledges that it is
                          ---------------------
able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the underlying shares of Common Stock. Such Holder also represents it has not been organized for the purpose of acquiring this Warrant.

                      (5) Accredited Investor.
                          -------------------

                          (A) Holder is an "accredited investor" as defined
below and understands the meaning of that term.

                          (B) The term "accredited investor" as used herein
refers to:

                              (a) Any bank as defined in section 3(a)(2) of the
     Act, or any savings and loan association or other institution as defined in section 3(a)(5(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Borrower Act of 1940 or any business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Borrower licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                              (b) Any private business development company as
     defined in section 202(a)(22) of the Investment Advisers Act of 1940;

                              (c) Any organization described in section
     501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

               (d) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

               (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

               (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (g) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment or the issuer believes immediately prior to making any sale that such person comes within this description; or

               (h) Any entity in which all of the equity owners are accredited investors.

          As used in this Section, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Holder should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, and deductions claimed for depletion.

          (6) Restricted Securities.  The Holder understands that this Warrant
              ---------------------
and underlying Common Stock it is purchasing are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and without registration under such laws and applicable regulations and cannot be resold without registration under the Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed on these securities by the Act.

          (7) Representations by Foreign Investor.  The Holder hereby represents
              -----------------------------------
that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for this Warrant and underlying shares of Common Stock, including (i) the legal requirements within its jurisdiction for the purchase of this Warrant and underlying shares of Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of this Warrant and underlying shares of Common Stock. The Holder's subscription and payment for, and its continued beneficial ownership of this Warrant, will not violate any applicable securities or other laws of its jurisdiction.

          (8) Compliance with Securities Laws.  Unless otherwise provided
              -------------------------------
herein, without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, provided and to the extent such sections are then applicable, and:

              (A) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (B) (1) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (2) the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

          8.  Legends.  This Warrant and all shares of Common Stock issued upon
              -------
exercise hereof will bear one or all of the following legends; provided, that if this Warrant is exercised under Section 4.d. on or after the second anniversary of the date of issuance of this Warrant, the legend in paragraph (A) below shall be removed unless in the opinion of counsel reasonably acceptable to the Holder such legend is required by applicable law:

              (A) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

              (B) Any legend required by the laws of the State of California or other applicable authority, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

          9.  Reservation of Stock. The Company covenants that during the term
              --------------------
this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its articles of incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein) and will be fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

          10.  Amendments and Waivers.
               ----------------------

               a. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

               b. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.  Adjustments.  The number of shares purchasable hereunder are
               -----------
subject to adjustment from time to time as follows:

               a.      Merger, Sale of Assets, etc.  If at any time, while this
                       ----------------------------
Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger (other than a mere reincorporation merger where the subsidiary or affiliate of the Company used to effectuate the reincorporation merger assumes all of the Company's obligations under this Warrant) or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect or by net exercise pursuant to Section 4.d., the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon such exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer, if this Warrant had been exercised immediately before the consummation of such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this
Section 11(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                b.     Reclassification, etc.  If the Company at any time while
                       ----------------------
this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

                c.     Split, Subdivision or Combination of Shares. If the
                       -------------------------------------------
Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, this Warrant shall thereafter represent the right to acquire such number of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such change, and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                d.     Adjustments for Dividends in Stock or Other Securities or
                       ---------------------------------------------------------
Property.  If while this Warrant, or any portion hereof, remains outstanding and
--------
unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

                e.     Prior Notice of Certain Events.  The Company will provide
                       ------------------------------
Holder with notice of any merger, asset sale or dividend not less than ten (10) business days prior to the record date for such event.

          12.  Registration of Warrant Shares.
               ------------------------------

               a.      Company Registration.  If (but without any obligation to
                       --------------------
do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Warrant Holders (as defined below)) any of its common stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Warrant Holder thirty (30) days prior written notice of such registration. Upon the written request of each Warrant Holder given within twenty (20) days after mailing of notice of such registration by the Company in accordance with Section 13.b., the Company shall, subject to the provisions of Section 12.d., at the Company's expense, cause to be registered under the Act all of the Warrant Shares that each Warrant Holder has requested to be registered.

               b.      Demand Registration.  Beginning April 24, 1999, Holders
                       -------------------
of at least 50% of the Warrant Shares issued or issuable pursuant to all of the Warrants issued in connection with to the Restructuring, Settlement and Mutual Release Agreement (the "Settlement Agreement") dated April 24, 1998 by and among the Company, Transpac Capital Pte Ltd ("Transpac"), Transpac Industrial Holdings Ltd, Regional Investment Company Ltd and Natsteel Equity III Pte Ltd (the "Warrant Holders") shall have the right to request the filing of a registration statement on Form S-3 but if the use of Form S-3 is not then available, then on such other Form(s) as may be available to sell the Warrant Shares (and all subsequent references herein to Form S-3 shall be deemed to be references to such other Form(s) as well unless expressly provided otherwise) (such requests shall be in writing and shall state the number of shares of Warrant Shares to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Warrant Shares and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, (provided that such $1,000,000 minimum shall not apply if the Warrant Holders represent in writing to the Company that they intend to dispose of at least 250,000 Warrant Shares) or (ii) after the Company has effected one (1) such registration pursuant to such a request of the Holders.

               c.      Company Obligations.  In the case of each registration
                       -------------------
effected by the Company pursuant to Section 12.b., the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

                       (1) File such S-3 registration statement with the Securities and Exchange Commission within 45 days of receipt of a request pursuant to Section 12.b. and, to the extent practicable, cause such registration statement to be declared effective within 45 days of such request. In the event that such registration statement is not on Form S-3, then the 45 day periods set forth in the immediately preceding sentence shall be extended to 90 days.

                       (2) Keep the registration statement effective for one year after the effective date of such registration statement;

               (3) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (4) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               (5) Notify each seller of Warrant Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and shall promptly prepare and file with the Securities and Exchange Commission either a supplement to such prospectus or amendment to such registration statement or a filing under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference into such registration statement (and in the case of an amendment to such registration statement use its best efforts to cause such amendment to become effective as soon as possible), as may be necessary so that, as thereafter delivered to purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such seller, shall furnish to such seller a reasonable number of copies of such supplement, amendment or filing under the 1934 Act;

               (6) Cause all such Warrant Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          d.   Limiting Provisions.
               -------------------

               (1) Notwithstanding the provisions of Section 12.a., if the Company shall furnish to the Holders requesting inclusion in a registration statement pursuant to Section 12.a., a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request for such registration; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (2) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under
Section 12.a., to include any of the Warrant Shares in such underwriting, unless the Warrant Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering or have a material adverse effect on the price of or market for the Company's capital stock. If the total amount of securities, including Warrant Shares, requested by shareholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders possessing contractual registration rights according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). The limitations contained in this
Section 12.c.(3) could result in no Warrant Shares being sold in a particular underwriting. Officers, directors and employees of the Company, as well as other shareholders who do not have contractual registration rights, will not be permitted to participate in the registration unless the registration request of the Warrant Holders is fully satisfied.

          13.  Miscellaneous.
               -------------

               a.      Governing Law.  This Warrant shall be governed by and
                       -------------
construed under the laws of California. The parties to this Warrant hereby (i) irrevocably submit to the jurisdiction of the courts of Singapore, the courts of the State of California, and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Warrant and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

               b.      Notices.  Unless otherwise provided, any notice required
                       -------
or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof in the case of the Company, and on the Warrant Register in the case of the Holder, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               c.      Counterparts.  This Warrant may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               d.      Successor and Assigns.  This Warrant shall bind and
                       ---------------------
benefit the Holder and each of its successors and assigns and the Company and each of its successors and assigns.

          IN WITNESS WHEREOF, each of Microelectronic Packaging, Inc., and the Holder has caused this Warrant to be executed by one of its duly authorized officers or such other authorized person or entity.

Dated: April 24, 1998         MICROELECTRONIC PACKAGING, INC.



                                                            By:

                                                               ______________
                              (Print Name of Signatory)
                                                            Title:




                                       4


                                                            By:

                                                               ______________
                              (Print Name of Signatory)
                                                            Title:

                            NOTICE OF PAID EXERCISE
                            -----------------------



To:  MICROELECTRONIC PACKAGING, INC.


          (1) The undersigned hereby elects to purchase __________ shares of Common Stock of Microelectronic Packaging, Inc. pursuant to Section 4(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

          (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless sold pursuant to Rule 144 of such Act.

          (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:




                              [Name]


          And, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under the within Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares purchasable thereunder less any fraction of a share paid in cash.

                             NOTICE OF NET EXERCISE
                             ----------------------



To:                 MICROELECTRONIC PACKAGING, INC.


          (1) The undersigned hereby elects to purchase __________ shares of Common Stock of Microelectronic Packaging, Inc. pursuant to Section 4.d. of the attached Warrant, such that an additional number of shares of Common Stock under the Warrant will be cancelled in respect of the purchase price in the manner set forth in Section 4.d.

          (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless sold pursuant to Rule 144 of such Act.

          (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:




                              [Name]


          And, if number of shares of Common Stock being cancelled pursuant to
Section 4.d. of the Warrant shall not be all the shares of Common Stock purchasable under the within Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares purchasable thereunder less any fraction of a share paid in cash.

                                  EXHIBIT "D"

                                FIRST AMENDMENT
                                      TO
                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                        MICROELECTRONIC PACKAGING, INC.

                                   No. WCS-1


     THIS FIRST AMENDMENT ("First Amendment") TO WARRANT TO PURCHASE COMMON STOCK OF MICROELECTRONIC PACKAGING, INC. ("Warrant"), is entered into effective as of June _______, 1999 ("Effective Date") between Microelectronic Packaging, Inc., a California corporation ("MPI"), and Transpac Capital Pte. Ltd. (the "Holder"), with respect to the Warrant to Purchase Common Stock of MPI No. WCS-1 dated April 24, 1998, between MPI and Holder ("Warrant").

     This First Amendment is entered into pursuant to Section 6.1(b) of the Debt Conversion and Mutual Settlement and Release Agreement dated April 29, 1999 ("Conversion Agreement"), entered into between (a) MPI on behalf of itself and its predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns; and (a) Transpac Capital Pte Ltd, Transpac Industrial Holdings Ltd, Regional Investment Company Ltd, and Natsteel Equity III Pte Ltd, and their respective predecessors, successors, former and current subsidiaries, affiliates, shareholders, directors, officers, agents, attorneys, representatives, insurers, employees and assigns.

     1.   Amendment of Warrant.  MPI and Holder hereby agree that Section 2 of
          --------------------
the Warrant shall be amended by deleting it in its entirety and replacing it with the following new Section 2:

          2.   Exercise Price.  The exercise price at which this Warrant may
               --------------
          be exercised shall be Fifty Cents ($0.50) per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof (the "Exercise Price"), payable either by cash or check or by net exercise pursuant to Section 4.d.

     2.   No Other Amendments. Except for the amendment to the Warrant described
          -------------------
in Section 1 of this First Amendment, no other provisions of the Warrant are amended or changed by virtue of this First Amendment, and all other provisions of the Warrant remain in full force and effect without any amendments or changes thereto.

     3.   Consideration.  MPI and Holder agree that their respective rights and
          -------------
obligations under the Conversion Agreement constitute sufficient consideration to cause the provisions of this First Amendment to be enforceable against MPI and Holder in accordance with its terms.

     IN WITNESS WHEREOF, MPI and Holder have executed this First Amendment as of the Effective Date.

MICROELECTRONIC PACKAGING, INC.              TRANSPAC CAPITAL PTE. LTD.
a California corporation



By: ____________________________              By: _____________________________
     Signature                                      Signature


Print                                         Print
Name: __________________________              Name: ___________________________


Print                                         Print
Title:__________________________              Title: __________________________